Exhibit 10 (jjj)

BANK OF AMERICA CORPORATION AND DESIGNATED SUBSIDIARIES
SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN
FOR SENIOR MANAGEMENT EMPLOYEES*

* Effective as of January 1, 1989, reflecting the following amendments: Amendments thereto dated as of June 28, 1989, June 27, 1990, July 21, 1991, December 3, 1992, December 15, 1992, September 28, 1994, March 27, 1996, June 25, 1997, April 10, 1998, June 24, 1998, October 1, 1998, December 14, 1999, and March 28, 2001

i

ii

BANK OF AMERICA CORPORATION AND DESIGNATED SUBSIDIARIES
SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN
FOR SENIOR MANAGEMENT EMPLOYEES

ARTICLE I
NAME AND PURPOSE

Section 1.1.    Name. The Plan shall be known as the “Bank of America Corporation and Designated Subsidiaries Supplemental Executive Retirement Plan for Senior Management Employees.” Prior to January 1, 1992 the Plan was known as the “NCNB Corporation and Designated Subsidiaries Supplemental Executive Retirement Plan for Senior Management Employees.”

Section 1.2.    Purpose. The purpose of the Plan is to provide certain Employees of the Participating Employers who are designated as Participants in this Plan with certain benefits in accordance with the provisions of the Plan.

ARTICLE II
CONSTRUCTION, DEFINITIONS AND APPLICABLE LAW

Section 2.1.    Construction and Definitions.

(a)    Construction. Article, section and paragraph headings have been inserted for convenience of reference only in the Plan and are to be ignored in any construction of the provisions hereof. If any provision of the Plan shall for any reason be invalid or unenforceable, the remaining provisions shall nevertheless be valid, enforceable and fully effective.
(b)    Definitions. Whenever used in the Plan, unless the context clearly indicates otherwise, the following terms shall have the following meanings:
(1)    Assumed Retirement Benefit means, with respect to a Participant as of any date, the sum of annual benefits, if any, which would have been payable to such Participant as of such date under the Retirement Plan and the ERISA Supplemental Plan assuming for such purpose
(A)    in the case of a married Participant, that the Participant had elected to receive such benefits in the form of a “modified joint and survivor annuity”

with the survivor annuity for such Participant's spouse being equal to sixty-six and two-thirds percent (66-2/3%) of the benefit payable during the joint lives of the Participant and such spouse; and
(B)    in the case of an unmarried Participant, that the Participant had elected to receive such benefits in the form of a “ten-year certain and life annuity.”
The foregoing assumptions are made solely for the purpose of determining the benefits, if any, payable under this Plan, and such assumptions shall be applied regardless of the actual method of payment used to provide such Participant's benefits under the Retirement Plan or the ERISA Supplemental Plan.
(2)    Base Salary means, with respect to a Participant, the “base salary” payable to such Participant from time to time as remuneration for hours of employment by a Participating Employer determined without regard to (i) any deferrals pursuant to the Deferred Compensation Plan, (ii) any salary reduction pursuant to the Group Benefits Plan, and (iii) any salary reduction pursuant to the Thrift Plan.
(3)    Beneficiary means the person(s) or entity(ies) designated by a Participant or the provisions of the Plan to receive such benefits as may become payable to such person(s) or entity(ies) in accordance with the provisions of the Plan.
(4)    Bonus(es) means, with respect to a Participant, any bonus(es) payable to such Participant pursuant to
(A)    the Corporate Management Incentive Plan, and
(B)    any other similar incentive compensation plan of the Participating Employers approved for purposes of this Plan by the Compensation Committee.
determined without regard to any deferrals pursuant to the Deferred Compensation Plan.
(5)    Child or Children means, with respect to a Participant, each child born to or “adopted” by such Participant. A person shall be considered “adopted” if adopted for life and either (i) the final order of adoption has been entered or (ii) the adoption proceeding has been instituted and the adopted person is in the custody and possession of the adoptive parent(s) and final decree is entered within a period not to exceed three (3) years after the date of the institution of said adoption proceeding.
(6)    Claim means a claim for benefits under the Plan.

(7)    Claimant means a person making a Claim.
(8)    Compensation means, with respect to a Participant, the Base Salary and Bonus(es), if any, payable to such Participant from time to time by a Participating Employer. Compensation shall not include
(A)    awards, overtime pay, shift premium, or other incentive compensation or extra or special remuneration of any kind which is not a Bonus;
(B)    any other sums paid by the Participating Employers on account of any health, welfare or group insurance benefits (exclusive of sick pay), including “Basic Employer Contributions” under the Group Benefits Plan, or on account of reimbursement of relocation expenses, regardless of whether such sums are taxable income to the Participant; or
(C)    any compensation pursuant to any other employee benefit plan, including without limitation any sums selected to be received in cash pursuant to any such plan.
Amounts of Base Salary or Bonus(es) which are deferred pursuant to the Deferred Compensation Plan or the subject of salary reduction pursuant to the Group Benefits Plan or the Thrift Plan shall be treated as Compensation for purposes of this Plan for the calendar year in which such amount would have been otherwise paid to a Participant by a Participating Employer but for such deferral or salary reduction. For any period in which the Corporate Management Incentive Plan is in effect after the Effective Date, Bonus(es) under the Corporate Management Incentive Plan shall be treated as Compensation for purposes of this Plan for the calendar year in which such amount is earned by a Participant, regardless of when such amount is actually paid to such Participant.
(9)    Compensation Committee means the Compensation Committee of the Board of Directors of Bank of America Corporation.
(10)    Creditable Service means, with respect to a Participant as of any date, the sum of (A) and (B) where
(A)    is such Participant's months of “Creditable Service” as of such date determined in accordance with the provisions of the Retirement Plan; and

(B)    is such additional number of months, if any, determined in the sole and exclusive discretion of the Compensation Committee at the time such Participant commences participation in the Plan.
(11)    Deferred Compensation Plan means any non-qualified deferred compensation plan maintained by the Corporation for the benefit of a select group of management or highly compensated employees.
(12)    Delayed Retirement means, with respect to a Participant, such Participant's separation from Service after the Plan Year in which such Participant attains the Normal Retirement Age.
(13)    Delayed Retirement Benefit means, with respect to a Participant, an annual amount equal to (A) minus (B) where:
(A)    is such Participant's Target Retirement Benefit; and
(B)    is the sum of such Participant's (i) Assumed Retirement Benefit and (ii) Social Security Benefit.
(14)    Disability means, with respect to a Participant, “Disability” as defined in the Long Term Disability Plan.
(15)    Disabled means, with respect to a Participant, “Disabled” as defined in the Long Term Disability Plan.
(16)    Early Retirement means, with respect to a Participant, such Participant's separation from Service (A) after having attained age fifty-five (55) and having completed at least one hundred eighty (180) months of Creditable Service, (B) after having attained age sixty (60) and having completed at least three hundred (300) months of Creditable Service, or (C) after having attained age sixty-two (62).
(17)    Early Retirement Benefit means:
(A)    with respect to a Participant eligible for Early Retirement who has attained age sixty-two (62) or who has attained age sixty (60) and completed at least three hundred (300) months of Creditable Service, an annual amount equal to (i) minus (ii) where:
(i)    is such Participant's Target Retirement Benefit; and
(ii)    is the sum of such Participant's (aa) Assumed Retirement Benefit and (bb) Social Security Benefit; and

(B)    with respect to a Participant eligible for Early Retirement who has not attained age sixty-two (62) or who has not attained age sixty (60) and completed at least three hundred (300) months of Creditable Service, an annual amount equal to (i) minus (ii) where:
(i)    is such Participant's Target Retirement Benefit reduced by one-three hundred sixtieth (1/360) for each of the first twenty-four (24) months and one-one hundred eightieth (1/180) for each additional month in excess of twenty-four (24) months that the date such Participant commences receiving such Participant's Early Retirement Benefit precedes the month in which such Participant would have attained age sixty-two (62); and
(ii)    is the sum of such Participant's (aa) Assumed Retirement Benefit and (bb) Social Security Benefit.
(18)    Effective Date means, with respect to the Plan, January 1, 1989.
(19)    Eligible Spouse means, with respect to a deceased Participant, the person, if any, who was married to such deceased Participant throughout the entire one (1) year period ending on the date of such deceased Participant's death.
(20)    Employee means a person employed by any of the Participating Employers.
(21)    ERISA Supplemental Plan means the NationsBank Corporation and Designated Subsidiaries Supplemental Retirement Plan, as amended from time to time.
(22)    Family Death Benefit means, with respect to a deceased Participant, an annual amount equal to (A) minus (B) where
(A)    is twenty-five percent (25%) of such deceased Participant's Final Average Compensation, and
(B)    is the sum of such Participant's (i) Retirement Plan Death Benefit and (ii) Social Security Benefit.
(23)    Family Death Benefit Termination Date means, with respect to a deceased Participant, the date determined as follows:
(A)    if the deceased Participant is survived by an Eligible Spouse, the date of the last to occur of the following:
(i)    the death of such surviving Eligible Spouse, or

(ii)    the attainment of age twenty-one (21) by the last Child of such deceased Participant to attain such age or, if earlier, the death of the last Child of such deceased Participant; or
(B)    if the deceased Participant is not survived by an Eligible Spouse, the date of the attainment of age twenty-one (21) by the last Child of such deceased Participant to attain such age or, if earlier, the date of the death of the last Child of such deceased Participant.
(24)    Final Average Compensation means, with respect to a Participant as of any determination date, the average of the annual Compensation paid to such Participant during the five (5) calendar years of highest Compensation (which calendar years need not be consecutive) during the ten (10) calendar years next preceding the Participant's separation from Service, to be determined by dividing the aggregate Compensation received by the Participant during the appropriate five (5) calendar years by five (5). If a Participant has completed less than five (5) calendar years of Service as hereinabove provided, such Participant's Final Average Compensation shall be determined by dividing the aggregate Compensation received by the Participant during said calendar years by the number of such calendar years.
(25)    Group Benefits Plan means the NationsBank Group Benefits Plan, as amended from time to time.
(26)    Joint and Sixty-Six and Two-Thirds Percent (66-2/3%) Annuity means an annuity for the life of a Participant with a survivor annuity for the life of such Participant's spouse which is sixty-six and two-thirds percent (66-2/3%) of the amount of the annuity payable during the joint lives of the Participant and such Participant's spouse.
(27)    Long Term Disability Plan means the NationsBank Corporation Long Term Disability Plan, as amended from time to time.
(28)    Long Term Disability Plan Benefit means, with respect to a Participant, the annual amount of benefits payable to a Disabled Participant from time to time pursuant to the provisions of the Long Term Disability Plan.
(29)    Corporate Management Incentive Plan means the NationsBank Corporation Corporate Management Incentive Plan, as amended from time to time.

(30)    Normal Retirement means, with respect to a Participant, such Participant's separation from Service after attainment of the Normal Retirement Age.
(31)    Normal Retirement Age means, with respect to a Participant, age sixty-five (65).
(32)    Normal Retirement Benefit means, with respect to a Participant, an annual amount equal to (A) minus (B) where
(A)    is such Participant's Target Retirement Benefit; and
(B)    is the sum of such Participant's (i) Assumed Retirement Benefit and (ii) Social Security Benefit.
(33)    Participant means an Employee who has been designated a Participant in the Plan as provided in Section 3.2 of the Plan.
(34)    Participating Employers means:
(A)    the Corporation; and
(B)    those Subsidiary Corporations which adopt and participate in the Plan.
(35)    Plan means the Bank of America Corporation and Designated Subsidiaries Supplemental Executive Retirement Plan for Senior Management Employees, as amended from time to time.
(36)    Plan Committee means the committee described in Article V hereof.
(37)    Retirement means, with respect to a Participant, such Participant's separation from Service on account of such Participant's Normal Retirement, Early Retirement or Delayed Retirement.
(38)    Retirement Plan means the NationsBank Corporation and Designated Subsidiaries Retirement Plan and Trust, as amended from time to time.
(39)    Retirement Plan Death Benefit means, with respect to a deceased Participant, the sum of the annual amount of death benefits, if any, payable from time to time to such deceased Participant's surviving spouse pursuant to the provisions of the Retirement Plan and the ERISA Supplemental Plan.
(40)    Service means “Service” as defined in the Retirement Plan.
(41)    Social Security Benefit means, with respect to a Participant as of any date, such Participant's “Social Security Benefit” (expressed as an annual amount) determined as of such date in accordance with the provisions of the Retirement Plan (whether or not such Social Security Benefit is used for purposes of determining such Participant's benefits under the Retirement Plan).
(42)    Subsidiary Corporation means
(A)    any corporation more than fifty percent (50%) of whose outstanding voting capital stock is owned by Bank of America Corporation,
(B)    any corporation at least eighty percent (80%) of whose outstanding voting capital stock and at least eighty percent (80%) of each class of whose outstanding non-voting capital stock is owned by a corporation more than fifty percent (50%) of whose outstanding voting capital stock is owned by Bank of America Corporation; or
(C)    any corporation at least eighty percent (80%) of whose outstanding voting capital stock and at least eighty percent (80%) of each class of whose outstanding non-voting capital stock is owned by a corporation described in subparagraph (B) above.
(43)    Target Retirement Benefit means, with respect to a Participant as of any date, an annual amount equal to the product of (A) multiplied by (B) where
(A)    is fifty percent (50%) of such Participant's Final Average Compensation; and
(B)    is a fraction [not exceeding one (1)], the numerator of which is the Participant's months of Creditable Service as of such date, and the denominator of which is one hundred eighty (180).
(44)    Ten-Year Certain and Life Annuity means a monthly amount payable to a Participant beginning on the date benefits are to commence under the Plan and continuing on the last day of each calendar month thereafter for one hundred twenty (120) consecutive calendar months certain and thereafter on the last day of each calendar month until the death of such Participant and providing that in the event that such Participant shall die prior to the expiration of the one hundred twenty (120) month-certain period, payments for the remainder of such period shall be made to such Participant's Beneficiary.

(45)    Thrift Plan means the NationsBank Corporation and Designated Subsidiaries Stock/Thrift Plan and Trust, as amended from time to time.
(46)    Change of Control means, and shall be deemed to have occurred upon, any of the following events:
(A)    The acquisition by any person, individual, entity or “group” (within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) (collectively, a “Person”) of Beneficial Ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of twenty-five percent (25%) or more of either:
(i) The then-outstanding shares of common stock of the Corporation (the “Outstanding Shares”); or
(ii) The combined voting power of the then-outstanding voting securities of the Corporation entitled to vote generally in the election of directors of the Corporation (the “Outstanding Voting Securities”);
provided, however, that the following acquisitions shall not constitute a Change of Control for purposes of this subparagraph (a): (A) any acquisition directly from the Corporation, (B) any acquisition by the Corporation or any of its subsidiaries, (C) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Corporation or any of its subsidiaries, or (D) any acquisition by any corporation pursuant to a transaction which complies with clauses (i), (ii) and (iii) of subparagraph (C) below; or
(B)    Individuals who, as of September 30, 1998, constitute the Board of Directors of the Corporation (the “Incumbent Board”) cease for any reason to constitute at least a majority of the Board of Directors of the Corporation; provided, however, that any individual who becomes a director subsequent to September 30, 1998 and whose election, or whose nomination for election by the Corporation's shareholders, to the Board of Directors of the Corporation was either (i) approved by a vote of at least a majority of the directors then comprising the Incumbent Board or (ii) recommended by a nominating committee comprised entirely of directors who are then Incumbent Board members shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of either an actual or threatened election contest (as such terms are used in Rule 14a-11 of Regulation 14A promulgated under the Exchange Act), other actual or threatened solicitation of proxies or consents or an actual or threatened tender offer; or
(C)    Approval by the Corporation's shareholders of a reorganization, merger, or consolidation or sale or other disposition of all or substantially all of the assets of the Corporation (a “Business Combination”), in each case, unless following such Business Combination, (i) all or substantially all of the Persons who were the Beneficial Owners (within the meaning of Rule 13d-3 promulgated under the Exchange Act), respectively, of the Outstanding Shares and Outstanding Voting Securities immediately prior to such Business Combination own, directly or indirectly, more than fifty percent (50%) of, respectively, the then outstanding shares of common stock and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the corporation resulting from the Business Combination (including, without limitation, a corporation which as a result of such transaction owns the Corporation or all or substantially all of the Corporation's assets either directly or through one or more subsidiaries) in substantially the same proportions as their ownership, immediately prior to such Business Combination, of the Outstanding Shares and Outstanding Voting Securities, as the case may be (provided, however, that for purposes of this clause (i), any shares of common stock or voting securities of such resulting corporation received by such Beneficial Owners in such Business Combination other than as the result of such Beneficial Owners' ownership of Outstanding Shares or Outstanding Voting Securities immediately prior to such Business Combination shall not be considered to be owned by such Beneficial Owners for the purposes of calculating their percentage of ownership of the outstanding common stock and voting power of the resulting corporation), (ii) no Person (excluding any corporation resulting from such Business Combination or any employee benefit plan (or related trust) of the Corporation or such corporation resulting from the Business Combination) beneficially owns, directly or indirectly, twenty-five percent (25%) or more of, respectively, the then outstanding shares of common stock of the corporation resulting from the Business Combination or the combined voting power of the then outstanding voting securities of such corporation unless such Person owned twenty-five percent (25%) or more of, respectively, the Outstanding Shares or Outstanding Voting Securities immediately prior to the Business Combination and (iii) at least a majority of the members of the board of directors of the corporation resulting from such Business Combination were members of the Incumbent Board at the time of the execution of the initial agreement, or the action of the Board of Directors of the Corporation, providing for such Business Combination; or
(D)    Approval by the Corporation's shareholders of a complete liquidation or dissolution of the Corporation.
Notwithstanding the foregoing, a Change of Control shall not be deemed to have occurred for purposes of this Plan as a result of the transactions contemplated by that certain Agreement and Plan of Reorganization between the Corporation and BankAmerica Corporation dated April 10, 1998.
(47)    Commuted Payment Amount means the sum of (A) and (B) where:
(A)    is an amount equal to the actuarial equivalent single sum value of certain benefits payable under the Plan to the subject Participant, Beneficiary, Spouse or Eligible Spouse calculated as of the date of a Change of Control or other determination date, as applicable, using the actuarial assumptions and procedures set forth on Exhibit B which is attached hereto and hereby made a part hereof; provided, however, solely for the purposes of determining such amount, it shall be assumed that a Participant not currently receiving benefits under the Plan as of the date of such Change of Control or other determination date, as applicable, had separated from Service on such date; and
(B)    is an amount equal to the balance, if any, to a subject Participant's credit in the reserve account referred to in Section 4.8 of the Plan accrued through the date of a Change of Control or other determination date, as applicable.
(48)    Corporation means Bank of America Corporation, a Delaware corporation.

Section 2.2.    Applicable Law. The Plan shall be construed, administered, regulated and governed in all respects under and by the laws of the United States to the extent applicable, and to the extent such laws are not applicable, by the laws of the State of North Carolina.

ARTICLE III
PARTICIPATION

Section 3.1.    General. No person shall become a Participant unless or until such person is or becomes an Employee. In addition, in no event shall any Employee be eligible to participate in the Plan prior to the Effective Date of the Plan.
Section 3.2.    Eligibility. The Compensation Committee, in its sole and exclusive discretion, shall determine which Employees shall become Participants. Designation of Employees as Participants shall be made in such manner as the Compensation Committee shall determine from time to time.

ARTICLE IV
BENEFITS

Section 4.1.    General. In the event a Participant separates from Service on account of Retirement, such Participant shall become entitled to the applicable retirement benefit provided for in Section 4.2, Section 4.3 or Section 4.4. In addition, such Participant shall become entitled to such Participant's special benefit, if any, provided for in Section 4.8. In the event a Participant becomes Disabled prior to the attainment of the Normal Retirement Age, such Participant shall become entitled to the benefits, if any, provided for in Section 4.5 and the special benefit, if any, provided for in Section 4.8. In the event a Participant separates from Service on account of death while in Service, (i) the benefits, if any, provided for in Section 4.6(c) and (ii) the special benefit, if any, provided for in Section 4.8 shall be paid to the persons or entities entitled to such benefits. In the event a Participant separates from Service for a reason other than Retirement or death, then the only benefit payable to such Participant under the Plan shall be the special benefit, if any, provided for in Section 4.8. Notwithstanding any other provision of this Plan to the contrary, under certain circumstances described in Section 4.10 below, a Participant (or a Beneficiary, spouse or Eligible Spouse of a deceased Participant) may be entitled to the benefits provided in Section 4.10 in lieu of any other benefits hereunder.
Section 4.2.    Normal Retirement. Subject to the provisions of Section 4.7 and Article VI, a Participant who separates from Service for a reason other than death following the attainment of the Normal Retirement Age and prior to the end of the Plan Year in which such Participant attains the Normal Retirement Age shall become entitled to such Participant's Normal Retirement Benefit. If such Participant is unmarried at the time of such Participant's separation from Service, such Participant's Normal Retirement Benefit shall be payable in the form of a Ten-Year Certain and Life Annuity in a monthly amount equal to one-twelfth (1/12) of the annual amount of such Participant's Normal Retirement Benefit. If such Participant is married at the time of such Participant's separation from Service, such Participant's Normal Retirement Benefit shall be payable in the form of a Joint and Sixty-Six and Two-Thirds Percent (66-2/3%) Annuity in a monthly amount equal to one-twelfth (1/12) of the annual amount of such Participant's Normal Retirement Benefit. A Participant's monthly Normal Retirement Benefit shall commence on the first day of the month following such Participant's Normal Retirement Date (as defined in the Retirement Plan).
Section 4.3.    Early Retirement. Subject to the provisions of Section 4.7 and Article VI, a Participant who separates from Service for a reason other than death prior to attaining the Normal Retirement Age and who is eligible for Early Retirement at the time of such separation from Service shall become entitled to such Participant's Early Retirement Benefit. If such Participant is unmarried at the time of such Participant's separation from Service, such Participant's Early Retirement Benefit shall be payable in the form of a Ten-Year Certain and Life Annuity in a monthly amount equal to one-twelfth (1/12) of the annual amount of such Participant's Early Retirement Benefit. If such Participant is married at the time of such Participant's separation from Service, such Participant's Early Retirement Benefit shall be payable in the form of a Joint and Sixty-Six and Two-Thirds Percent (66-2/3%) Annuity in a monthly amount equal to one-twelfth (1/12) of the annual amount of such Participant's Early Retirement Benefit. A Participant's monthly Early Retirement Benefit shall commence on the first day of the month following such Participant's Early Retirement (as defined in the Retirement Plan).

Section 4.4.    Delayed Retirement. Subject to the provisions of Section 4.7 and Article VI, a Participant who separates from Service for a reason other than death after the Plan Year in which such Participant attains the Normal Retirement Age shall become entitled to such Participant's Delayed Retirement Benefit. If such Participant is unmarried at the time of such Participant's separation from Service, such Participant's Delayed Retirement Benefit shall be payable in the form of a Ten-Year Certain and Life Annuity in a monthly amount equal to one-twelfth (1/12) of the annual amount of such Participant's Delayed Retirement Benefit. If such Participant is married at the time of such Participant's separation from Service, such Participant's Delayed Retirement Benefit shall be payable in the form of a Joint and Sixty-Six and Two-Thirds Percent (66-2/3%) Annuity in a monthly amount equal to one-twelfth (1/12) of the annual amount of such Participant's Delayed Retirement Benefit. A Participant's monthly Delayed Retirement Benefit shall commence on the first day of the month following such Participant's Delayed Retirement (as defined in the Retirement Plan).
Section 4.5.    Disability. In the event a Participant becomes Disabled prior to the attainment of the Normal Retirement Age, the following provisions shall apply:
(a)    Such Participant shall be entitled to receive such Participant's Long Term Disability Plan Benefit, if any, provided for under the Long Term Disability Plan and the special benefit provided for in Section 4.8, if any.
(b)    For purposes of determining such Participant's benefits under this Plan, such Participant's Creditable Service shall include such Participant's period of Disability to the extent provided in the Retirement Plan and such Participant's Final Average Compensation shall be determined as of the date such Participant became Disabled.
(c)    In the event such Participant remains Disabled until such Participant attains the Normal Retirement Age, then subject to the provisions of Section 4.7 and Article VI such Participant shall be entitled to receive such Participant's Normal Retirement Benefit as provided in Section 4.2 and Section 4.5(b); provided, however, the amount of such Participant's Normal Retirement Benefit otherwise payable as determined in accordance with Section 4.2 and Section 4.5(b) shall be reduced by such Participant's Long Term Disability Plan Benefit, if any, payable after such Participant attains the Normal Retirement Age.

(d)    In the event such Participant ceases to be Disabled for a reason other than death prior to the attainment of the Normal Retirement Age and such Participant does not reenter active Service upon the cessation of such Participant's Disability, then such Participant shall be deemed to have separated from Service as of the date of the cessation of such Participant's Disability. If such Participant is eligible for Early Retirement on the date such Participant is deemed to have separated from Service, then subject to the provisions of Section 4.7 and Article VI such Participant shall become entitled to such Participant's Early Retirement Benefit determined in accordance with the provisions of Section 4.3 and Section 4.5(b). If such Participant is not eligible for Early Retirement on the date such Participant is deemed to have separated from Service, then no benefits shall be payable to such Participant under this Plan except the special benefit, if any, provided for in Section 4.8.
(e)    In the event such Participant ceases to be Disabled for a reason other than death prior to the attainment of the Normal Retirement Age and such Participant reenters active Service upon the cessation of such Participant's Disability, then such Participant's Creditable Service shall include such Participant's period of Disability to the extent provided in the Retirement Plan and such Participant shall resume active participation in the Plan on the date such Participant reenters active Service.
(f)    A Participant who is eligible for Early Retirement at the time such Participant becomes Disabled or who becomes eligible for Early Retirement while still Disabled in accordance with the provisions of this Section 4.5 shall be entitled to elect at any time prior to attainment of such Participant's Normal Retirement Age to receive such Participant's Early Retirement Benefit determined in accordance with the provisions of Section 4.3 and Section 4.5(b) as of the date of such election; provided, however, the amount of such Participant's Early Retirement Benefit otherwise payable as determined in accordance with Section 4.3 and Section 4.5(b) shall be reduced by such Participant's Long Term Disability Plan Benefit, if any, payable after such Participant makes such election.
Section 4.6.    Death.

(a)    Death After Commencement of Benefits. In the event a Participant dies following the commencement of such Participant's benefits under the Plan, the benefits, if any, payable after such Participant's death shall be determined in accordance with the provisions of such Joint and Sixty-Six and Two-Thirds Percent (66-2/3%) Annuity or Ten-Year Certain and Life Annuity, as applicable, pursuant to which such Participant was receiving or entitled to receive benefits at the time of such Participant's death.
(b)    Death of a Disabled Participant. Except as provided in Section 4.6(d), in the event (i) a Participant becomes Disabled prior to the attainment of the Normal Retirement Age and prior to being eligible for Early Retirement, (ii) such Participant dies prior to the Normal Retirement Age without recovering from such Disability, and (iii) such Participant is survived by an Eligible Spouse or one (1) or more Children under age twenty-one (21) at the time of the Participant's death, the Eligible Spouse of such Participant, or such Participant's Beneficiary, as applicable, shall be entitled to the death benefit provided for in Section 4.6(c)(1). Except as provided in Section 4.6(d), in the event (i) a Participant becomes Disabled prior to the attainment of the Normal Retirement Age, but after being eligible for Early Retirement, (ii) such Participant does not elect pursuant to Section 4.5(f) to receive such Participant's Early Retirement Benefit, (iii) such Participant dies prior to the Normal Retirement Age without recovering from such Disability, and (iv) such Participant is survived by an Eligible Spouse or one (1) or more Children under age twenty-one (21) at the time of the Participant's death, the Eligible Spouse of such Participant, or such Participant's Beneficiary, as applicable, shall be entitled to the death benefit provided for in Section 4.6(c)(2).
(c)    Death While in Service. In the event a Participant dies while in Service, the death benefits, if any, payable following such Participant's death, shall be determined in accordance with the provisions of this Section 4.6(c).
(1)    Death Prior to Eligibility for Early Retirement. Except as provided in Section 4.6(d), in the event a Participant dies while in Service [or, to the extent provided in Section 4.6(b), while Disabled] and prior to such Participant becoming eligible for Early Retirement, the following provisions shall apply:
(A)    In the event the deceased Participant is survived by an Eligible Spouse, such Eligible Spouse shall become entitled to such Participant's Family Death Benefit in a monthly amount equal to one-twelfth (1/12) of the annual amount of such Family Death Benefit. Such monthly benefit shall commence on the last day of the month following the month in which the Participant dies and continue through the last day of the month in which the Family Death Benefit Termination Date occurs. In the event such Eligible Spouse dies prior to the Family Death Benefit Termination Date, such monthly benefit shall be paid to the estate of such deceased Eligible Spouse through the last day of the month in which the Family Death Benefit Termination Date occurs.
(B)    In the event the deceased Participant is not survived by an Eligible Spouse but the deceased Participant is survived by one (1) or more Children under age twenty-one (21) at the time of the Participant's death, the Beneficiary of the deceased Participant shall become entitled to such Participant's Family Death Benefit in a monthly amount equal to one-twelfth (1/12) of the annual amount of such Family Death Benefit. Such monthly benefit shall commence on the last day of the month following the month in which the Participant dies and continue through the last day of the month in which the Family Death Benefit Termination Date occurs.
(C)    In the event the deceased Participant is survived neither by an Eligible Spouse nor by one (1) or more Children under age twenty-one (21) at the time of the Participant's death, no death benefit shall be payable under Section 4.6(c).
The benefits under this Section 4.6(c)(1) shall be subject to the provisions of Section 4.7(a).
(2)    Death After Eligibility for Early Retirement. Except as provided in Section 4.6(d), in the event a Participant dies while in Service [or, to the extent provided in Section 4.6(b), while Disabled] and after becoming eligible for Early Retirement, the following provisions shall apply:
(A)    In the event the deceased Participant is survived by an Eligible Spouse, such Eligible Spouse shall receive a monthly payment for the life of such Eligible Spouse commencing on the first day of the month following the month in which such Participant dies in an amount equal to the greater of:
(i)    one-twelfth (1/12) of the annual amount of the Family Death Benefit, or

(ii)    sixty-six and two-thirds percent (66-2/3%) of the deceased Participant's Target Retirement Benefit, reduced in accordance with the provisions of Section 2.1(b)(17) as though the Participant had retired on the date of the Participant's death, minus the sum of (A) the monthly life annuity that is the actuarial equivalent of the benefits payable to such Eligible Spouse from the Retirement Plan and the ERISA Supplemental Plan and (B) sixty-six and two-thirds percent (66-2/3%) of the deceased Participant's Social Security Benefit.
In the event that the Eligible Spouse dies prior to the time the last Child of the deceased Participant attains age twenty-one (21), then in addition to the foregoing benefit, the Family Death Benefit shall be paid after the death of the Eligible Spouse until the Family Death Benefit Termination Date in the manner set forth in Section 4.6(c)(1)(A).
(B)    In the event the deceased Participant is not survived by an Eligible Spouse, but the deceased Participant is survived by one (1) or more Children under age twenty-one (21) at the time of the Participant's death, the Beneficiary of the deceased Participant shall become entitled to such Participant's Family Death Benefit in accordance with the provisions of Section 4.6(c)(1)(B).
(C)    In the event the deceased Participant is survived neither by an Eligible Spouse nor by one (1) or more Children under age twenty-one (21) at the time of the Participant's death, no death benefits shall be payable under this Section 4.6(c).
The benefits under this Section 4.6(c)(2) shall be subject to the provisions of Section 4.7(a).
(d)    Suicide. Notwithstanding the provisions of Section 4.6(b) and Section 4.6(c), in the event a Participant dies as a result of suicide within twenty-five (25) calendar months of the calendar month as of which such Participant was designated as a Participant under Section 3.2, no death benefits shall be payable pursuant to Section 4.6(c) of the Plan.
(e)    Article VI Controlling. The provisions of this Section 4.6 shall be subject to the provisions of Article VI.

Section 4.7.    Adjustment in Benefits.
(a)    Reduction in Benefits Based on Spouse's Age. In the event (i) a married Participant's spouse is more than ten (10) years younger than such Participant at the time such Participant becomes entitled to commence receiving such Participant's Normal Retirement Benefit provided for in Section 4.2, Early Retirement Benefit provided for in Section 4.3 or Delayed Retirement Benefit provided for in Section 4.4, as applicable, or (ii) an Eligible Spouse entitled to receive a Family Death Benefit provided for in Section 4.6(c) is more than ten (10) years younger than the deceased Participant at the time of such deceased Participant's death, the benefit which such Participant is otherwise entitled to receive (and the survivor annuity of such Participant's spouse), or the benefit to which such Eligible Spouse is entitled, as applicable, shall be reduced to an amount determined by multiplying such benefit by the percentage amount determined from the table attached hereto as Exhibit A based on the age difference between such Participant and such Participant's spouse.
(b)    Recalculation of Benefits. A Participant's Assumed Retirement Benefit, Retirement Plan Death Benefit and Long Term Disability Plan Benefit can vary from time to time under the terms of the Retirement Plan, ERISA Supplemental Plan and Long Term Disability Plan or because of possible future amendments to such Plans at the election of the Participating Employers or as may be required by applicable law. As of each date on which any benefit payable to a Participant (or his spouse or Beneficiary) under the Retirement Plan, ERISA Supplemental Plan or Long Term Disability Plan changes for any reason, there shall be a recalculation of the benefits, if any, payable under this Plan (based on the assumptions contained herein) to such Participant (or his spouse or Beneficiary) using the benefits then payable under the Retirement Plan, ERISA Supplemental Plan and Long Term Disability Plan as a result of such changes. Such increased or decreased benefits payable under this Plan shall become effective at the same time as the change in benefits under the Retirement Plan, the ERISA Supplemental Plan and the Long Term Disability Plan. Notwithstanding the provisions of this Section 4.7(b), once a Participant's Social Security Benefit is determined for purposes of determining benefits payable under this Plan, such benefits shall not be subject to recalculation after benefits commence under the terms of this Plan due to increases or decreases in benefits payable from time to time under the Federal Social Security Act.

Section 4.8.    Special Benefit. The Participating Employers sponsor the Deferred Compensation Plan for the benefit of their key employees. In the event an Employee of the Participating Employers who has been designated as eligible to participate in the Deferred Compensation Plan elects to participate in the Deferred Compensation Plan by deferring Compensation pursuant to the terms of the Deferred Compensation Plan, any Compensation which is deferred pursuant to the Deferred Compensation Plan is ineligible to be taken into consideration as “compensation” under the terms of the Thrift Plan for purposes of determining the maximum amount of a Participant's salary reduction contributions under the terms of the Thrift Plan. Under the terms of the Thrift Plan, salary reduction contributions up to six percent (6%) of “compensation” as defined in the Thrift Plan are eligible for a fifty percent (50%) “matching contribution” by the Participating Employers, that is, a “matching contribution” of three percent (3%) of such Participant's “compensation.” To the extent (i) a Participant in this Plan also participates in the Deferred Compensation Plan and the Thrift Plan and (ii) such Participant is contributing at least six percent (6%) of “compensation” as a salary reduction contribution to the Thrift Plan, then any “matching contribution” by the Participating Employers which such Participant would have received under the terms of the Thrift Plan (after applying the terms of the Thrift Plan related to limitations on salary reduction and matching contributions under Sections 402(g) and 415 of the Internal Revenue Code of 1986) had such Participant contributed six percent (6%) of the “Compensation” deferred pursuant to the Deferred Compensation Plan to the Thrift Plan shall be credited to a reserve account on the books and records of the Participating Employers as of the last day of the calendar year in which such “matching contribution” would have been made by the Participating Employers under the Thrift Plan. The amount credited to such account each year shall bear interest from the first day of such calendar year at the rate of thirteen percent (13%) compounded annually. Upon a Participant's separation from Service for any reason or upon a Participant becoming Disabled, the amount of such reserve account (including any addition for the year in which separation from Service or Disability occurs) shall be paid to such Participant (or in the event of such Participant's death, to such Participant's Beneficiary) in such manner as the Plan Committee shall determine in its sole and exclusive discretion over a period of five (5) years following such Participant's separation from Service or such Participant becoming Disabled. Interest shall accrue with respect to the unpaid balance of such reserve account during such payment period through the last day of the month preceding the month in which the unpaid balance is paid in full. In addition to the foregoing, a Participant who separates from Service after attaining age sixty (60) and completing three hundred (300) months of Creditable Service shall receive a supplemental monthly benefit equal to such Participant's monthly Social Security Benefit until such Participant attains age sixty-two (62).
Section 4.9.    Beneficiary or Beneficiaries.
(a)    Designation or Change of Beneficiary by a Participant. Each Participant may from time to time designate the person(s) or entity(ies) to whom the death benefits provided for in Section 4.6(c)(1)(B), Section 4.6(c)(2)(B) and Section 4.8 are to be paid. A Participant may from time to time change such Participant's said designation of Beneficiary and upon any such change, any previously designated Beneficiary's right to receive any benefits under the Plan shall terminate. In order to be effective, any designation or change of designation of a Beneficiary must be made on a form furnished by the Plan Committee and signed by the Participant and received by the Plan Committee while the Participant is alive. If a Beneficiary of a deceased Participant shall survive the deceased Participant but die prior to the receipt of all benefits payable to said Beneficiary under the Plan, then such benefits as would have been payable to said deceased Beneficiary shall be paid to such Beneficiary's estate at the same time and in the same manner as such benefits would have been payable to said deceased Beneficiary.
(b)    Beneficiary Designated by the Plan. In the event that a Participant shall die without having designated a Beneficiary, or in the event that a Participant shall die having revoked an earlier Beneficiary Designation without having effectively designated another Beneficiary, or in the event that a Participant shall die but the Beneficiary designated by such Participant shall fail to survive such Participant, then and in any such event, the person(s) who shall constitute the Beneficiary of such deceased Participant shall be determined as follows:
(i)    In the event said deceased Participant is survived by a Child, Children or by issue of a deceased Child or Children, such surviving Children and surviving issue of such deceased Children shall share as Beneficiaries on a per stirpes basis, the issue of a deceased Child of the deceased Participant to take per stirpes the same share their parent would have taken if living.
(ii)    In the event said deceased Participant is not survived by any person described in subparagraph (i), then said deceased Participant's estate shall be such deceased Participant's Beneficiary.

Section 4.10.    Benefits Payable After Change of Control and Special Single Sum Benefit. In the event of a Change of Control,
(i)    benefit accruals (except as provided below) and payments under the Plan, respectively, shall cease for each Participant or, if a Participant is deceased, such deceased Participant's Beneficiary, spouse or Eligible Spouse, as the case may be, who is then receiving, or is entitled to receive, benefits under the Plan at such date;
(ii)    the Commuted Payment Amount on the date of such Change of Control shall be determined in accordance with the provisions set forth in Exhibit B hereto with respect to each such party;
(iii)    such Commuted Payment Amount (plus interest on such amount at that GATT Rate (as defined in Exhibit B hereto) compounded annually from the date of the Change of Control to the date of payment) shall be paid in a single sum cash payment to such party within the sixty (60) day period immediately following either (A) the date the Participant separates from Service in the event the Participant has not separated from Service at the date of such Change of Control or (B) the date of such Change of Control in the event the Participant has separated from Service at the date of such Change of Control; and
(iv)    the Plan shall terminate as of the date all such payments have been made.
Further, whether or not a Change of Control has occurred, upon or after Participant's separation from Service, the Compensation Committee, in its sole and exclusive discretion, may pay in a single sum cash payment to that Participant (or if the Participant is deceased, such deceased Participant's Beneficiary, spouse or Eligible Spouse, as the case may be, who is then receiving, or is entitled to receive, benefits under the Plan) on a determination date specified by the Compensation Committee the Commuted Payment Amount that such party would have been entitled to receive had a Change of Control occurred on such determination date, in which event such party's participation in the Plan shall terminate as of such date.
Section 4.11.    Certain Reduction of Payments.
(a)    It is the intention of the Participating Employers and the Participants to reduce the amounts payable or distributable to a Participant hereunder if the aggregate Net After Tax

Receipts (as defined below) to the Participant would thereby be increased, as a result of the application of the excise tax provisions of Section 4999 of the Internal Revenue Code of 1986 and valid Treasury regulations thereunder (the “Code”). Accordingly, anything in this Plan to the contrary notwithstanding, in the event that the certified public accountants regularly employed by Bank of America Corporation immediately prior to any “change” described below (the “Accounting Firm”) shall determine that receipt of all Payments (as defined below) would subject the Participant to tax under Section 4999 of the Code, it shall determine whether some amount of Payments would meet the definition of a “Reduced Amount” (as defined below). If the Accounting Firm determines that there is a Reduced Amount, the aggregate Payments shall be reduced to such Reduced Amount in accordance with the provisions of Paragraph (c) below.
(b)    For purposes of this Section 4.11 (i) a “Payment” shall mean any payment or distribution in the nature of compensation to or for the benefit of a Participant who is a “disqualified individual” within the meaning of Section 280G(c) of the Code and which is contingent on a “change” described in Section 280G(b)(2)(A)(i) of the Code with respect to the Corporation, whether paid or payable pursuant to this Plan or otherwise; (ii) “Plan Payment” shall mean a Payment paid or payable pursuant to this Plan (disregarding this Section 4.11); (iii) “Net After Tax Receipt” shall mean the Present Value of a Payment net of all taxes imposed on the Participant with respect thereto under Sections 1 and 4999 of the Code, determined by applying the highest marginal rate under Section 1 of the Code which applied to the Participant's federal taxable income for the immediately preceding taxable year; (iv) “Present Value” shall mean such value determined in accordance with Section 280G(d)(4) of the Code; and (v) “Reduced Amount” shall mean the smallest aggregate amount of Payments which (a) is less than the sum of all Payments and (b) results in aggregate Net After Tax Receipts which are equal to or greater than the Net After Tax Receipts which would result if all Payments were paid to or for the benefit of the Participant.
(c)    If the Accounting Firm determines that aggregate Payments should be reduced to the Reduced Amount, the Compensation Committee shall promptly give the Participant notice to that effect and a copy of the detailed calculation thereof, and the Participant may then elect, in the Participant's sole discretion, which and how much of the Payments, including without limitation Plan Payments, shall be eliminated or reduced (as long as after such election the present value of the aggregate Payments is equal to the Reduced Amount), and shall advise the

Compensation Committee in writing of such election within ten (10) days of the Participant's receipt of notice. If no such election is made by the Participant within such ten (10) day period, the Compensation Committee may elect which of the Payments, including without limitation Plan Payments, shall be eliminated or reduced (as long as after such election the Present Value of the aggregate Payments is equal to the Reduced Amount) and shall notify the Participant promptly of such election. All determinations made by the Accounting Firm under this Section 4.11 shall be binding upon the Participating Employers and the Participant and shall be made within sixty (60) days immediately following that event constituting the “change” referred to above. As promptly as practicable following such determination, the Participating Employers shall pay to or distribute for the benefit of the Participant such Payments as are then due to the Participant under this Plan.
(d)    At the time of the initial determination by the Accounting Firm hereunder, it is possible that amounts will have been paid or distributed by the Participating Employers to or for the benefit of the Participant pursuant to this Plan which should not have been so paid or distributed (“Overpayment”) or that additional amounts which will have not been paid or distributed by the Participating Employers to or for the benefit of the Participant pursuant to this Plan could have been so paid or distributed (“Underpayment”), in each case, consistent with the calculation of the Reduced Amount hereunder. In the event that the Accounting Firm, based either upon the assertion of a deficiency by the Internal Revenue Service against a Participating Employer or the Participant which the Accounting Firm believes has a high probability of success or controlling precedent or other substantial authority, determines that an Overpayment has been made, any such Overpayment paid or distributed by the Participating Employers to or for the benefit of the Participant shall be treated for all purposes as a loan ab initio to the Participant which the Participant shall repay to the Participating Employer together with interest at the applicable federal rate provided for in Section 7872(f)(2) of the Code; provided, however, that no such loan shall be deemed to have been made and no amount shall be payable by the Participant to the Participating Employer if and to the extent such deemed loan and payment would not either reduce the amount on which the Participant is subject to tax under Section 1 and Section 4999 of the Code or generate a refund of such taxes. In the event that the Accounting Firm, based upon controlling precedent or other substantial authority, determines that an Underpayment has occurred, any such Underpayment shall be promptly paid by the Participating

Employer to or for the benefit of the Participant together with interest at the applicable federal rate provided for in Section 7872(f)(2) of the Code.
Section 4.12.    Special Election of Single Lump Sum or Installment Payments.
(a)    Alternative Methods of Payment. Notwithstanding any provisions of the Plan to the contrary, a Participant may elect from time to time pursuant to this Section 4.12 to have the single sum value (the “Lump Sum Benefit Amount”) of the benefits payable under Section 4.2, 4.3 or 4.4 upon the Participant's Retirement or the benefits payable under Section 4.6 upon the Participant's death while in Service [or, to the extent provided in Section 4.6(b), while Disabled] paid in accordance with one of the following methods of payment, in lieu of the method otherwise applicable under the provisions of this Article IV:
(i)    single lump sum payment;
(ii)    five (5) annual installments; or
(iii)    ten (10) annual installments.
Unless deferred pursuant to the provisions of Section 4.12(c), the payment(s) to be made to a Participant pursuant to the Participant's alternative method of payment election under this Section shall commence immediately upon the Participant's Retirement or death while in Service.
(b)    Determination of Lump Sum Benefit Amount and Amount of Installment Payments. The Lump Sum Benefit Amount shall be equal to (i) in the event of a Participant's Retirement, the Commuted Payment Amount determined for the Participant as of the date of the Participant's Retirement or (ii) in the event of a Participant's death while in Service [or, to the extent provided in Section 4.6(b), while Disabled], the actuarially equivalent single sum value of the benefits (if any) provided for in Section 4.6(c) determined as of the date of the Participant's death using assumptions consistent with those set forth in Exhibit B to the Plan. The amount of each annual installment payment payable under Section 4.12(a) shall be the amount necessary to amortize the Participant's Lump Sum Benefit Amount in equal annual installments over the selected period using the GATT Rate (as defined in Exhibit B hereto) in effect for the calendar year of the Participant's Retirement or death.
(c)    Deferral of Lump Sum Payment Date.

(i)    Elective Deferral. Any Participant who elects payment of the Participant's benefit in a single lump sum may also elect to defer receipt of such payment until March 31 of the year following the Participant's Retirement or death (as the case may be).
(ii)    Deferral Period Interest. The amount of any single lump sum payment that is deferred under this Section 4.12(c) shall be the Participant's Lump Sum Benefit Amount determined under Section 4.12(b) plus interest at the GATT Rate (as defined in Exhibit B hereto) in effect for the calendar year of the Participant's Retirement or death compounded annually to the date of payment.
(d)    Timing of Elections and Effective Date. An alternative method of payment election under Section 4.12(a) and any deferral election under Section 4.12(c)(i) may be made at any time and from time to time after the date the Participant attains age fifty-four (54). Any such election shall be made on such form and pursuant to such procedures as are adopted by the Plan Committee for such purpose and shall become effective upon the first anniversary of the date such election is made. Any change in such an election shall not become effective until the first anniversary of the date the new election is made.
Section 4.13.    Coordination with Texas SERP. In the event a Participant is to receive a benefit under this Plan and a benefit under the NationsBank of Texas, N.A. Supplemental Executive Retirement Plan (the “Texas SERP”), the Participant's benefits under this Plan shall be reduced dollar for dollar by the benefits payable under the Texas SERP. For purposes of determining this dollar for dollar reduction, the Texas SERP benefit shall be converted to the normal form of payment under this Plan.
Section 4.14.    Employees of AMRESCO.
(a)    General. Pursuant to a Stock Sale Agreement between NationsBank Corporation (“NationsBank”) and AMRESCO Acquisition Corporation (“AAC”) dated November 20, 1992, as the same may be amended (the “Stock Sale Agreement”), NationsBank has agreed to sell to AAC all of the stock of Asset Management Resolution Company (“AMRC”) and AMRESCO Holdings, Inc. (“AHI”) (AMRC, AHI and the subsidiary corporations of AMRC and AHI set forth in the Stock Sale Agreement being collectively referred to herein as “AMRESCO”).
(b)    Payment of Benefits. The accrued benefit under the Plan of an employee of AMRESCO who is employed by AMRESCO on the “closing date” as defined in the Stock Sale Agreement (the “Closing Date”) and who has become a Participant in the Plan as of the Closing

Date (an “Affected Participant”) shall not be forfeited from and after the Closing Date, and no further benefits shall accrue under the Plan with respect to any Affected Participant on account of such Affected Participant's service with, or compensation from, AMRESCO from and after the Closing Date. An Affected Participant's accrued benefit under the Plan shall be payable to such Affected Participant in a single cash payment by NationsBank to such Affected Participant as of the Closing Date. The amount of such single cash payment shall be the Commuted Payment Amount for such Affected Participant determined as of the Closing Date, adjusted in accordance with the terms of the Stock Sale Agreement.
(c)    Provisions Controlling. Notwithstanding any provisions of the Plan to the contrary, the provisions of this Section 4.14 shall control with respect to the Affected Participants.

ARTICLE V
PLAN COMMITTEE

Section 5.1.    Appointment, Term of Office and Vacancy. The Plan Committee shall consist of one or more individuals appointed by the Management Compensation Committee who shall serve at the pleasure of the Management Compensation Committee. The Management Compensation Committee shall have the absolute right to remove any member of the Plan Committee at any time, with or without cause, and any member of the Plan Committee shall have the right to resign at any time. If a vacancy in the Plan Committee should occur, from death, resignation, removal or otherwise, a successor shall be appointed by the Management Compensation Committee.
Section 5.2.    Organization of Plan Committee. The Management Compensation Committee shall designate one of the members of the Plan Committee to serve as its Chairman, one member as its Vice-Chairman and one member as its Secretary. One person may hold more than one office. The Plan Committee may appoint such agents, who need not be members of the Plan Committee, as it may deem necessary for the effective performance of its duties, and may delegate to such agent such powers and duties, whether ministerial or discretionary, as the Plan Committee may deem expedient or appropriate. The Plan Committee shall act by majority vote and may adopt such bylaws, rules and regulations as it deems desirable for the conduct of its affairs. The members of the Plan Committee shall serve as such without compensation.

Section 5.3.    Powers of the Plan Committee. The Plan Committee shall administer the Plan. The Plan Committee shall have all the powers to enable it to carry out its duties under the Plan properly. Not in limitation of the foregoing, the Plan Committee shall have the power to construe and interpret the Plan and determine all questions that shall arise thereunder. It shall decide all questions relating to eligibility to receive benefits under the Plan. The Plan Committee shall have such other and further specified duties, powers, authority and discretion as are elsewhere in the Plan either expressly or by necessary implication conferred upon it. The decision of the Plan Committee upon all matters within the scope of its authority shall be final and conclusive on all persons, except to the extent otherwise provided by law.
Section 5.4.    Expenses of Plan Committee. The reasonable expenses of the Plan Committee incurred by the Plan Committee in the performance of its duties under the Plan, including without limitation, reasonable counsel fees and expenses of other agents, shall be paid by the Participating Employers.

ARTICLE VI
AMENDMENT AND TERMINATION

Section 6.1.    Amendment of Plan. Subject to the provisions of Section 6.4 of the Plan, the Participating Employers expressly reserve the right, at any time and from time to time, to amend in whole or in part any of the terms and provisions of the Plan for whatever reason(s) the Participating Employers may deem appropriate. Prior to a Change of Control, the Plan, including Sections 4.10 and 4.11 hereof, may be amended in the manner specified above. Notwithstanding any other provision of the Plan to the contrary, however, from and after a Change of Control, the Participating Employers may not modify or amend the terms and provisions of the Plan, in whole or in part.
Section 6.2.    Termination of Plan. Subject to the provisions of Section 6.4 of the Plan, the Participating Employers expressly reserve the right, at any time and for whatever reason they may deem appropriate, to terminate the Plan.
Section 6.3.    Effective Date and Procedure for Amendment or Termination. Subject to the provisions of Section 6.4 of the Plan, any amendment to the Plan or termination of the Plan may be retroactive to the extent not prohibited by applicable law. Any amendment to the Plan or termination of the Plan shall be made by the Participating Employers by resolution of the

Compensation Committee and shall not require the approval or consent of any Participant or Beneficiary in order to be effective.
Section 6.4.    Effect of Amendment or Termination on Certain Benefits. No amendment or termination of the Plan may reduce or eliminate the benefits (if any) payable under the Plan (without regard to such amendment or termination) to:
(a)    any Participant who commenced receiving benefits under the Plan prior to the amendment or termination date and is alive on the amendment or termination date and the spouse or Beneficiary of such Participant; or
(b)    any spouse or Beneficiary who commenced receiving benefits under the Plan prior to the amendment and termination date.
In addition, with respect to all other Participants in the Plan on such amendment or termination who have not commenced receiving benefits under the Plan prior to the amendment or termination date, any such amendment or termination shall not result in such Participant receiving benefits under the Plan upon such Participant's separation from Service which are less than the benefits such Participant would have received under the Plan but for such amendment or termination multiplied by a fraction, the numerator of which is such Participant's Creditable Service at the time of such amendment or termination and the denominator of which is the Creditable Service such Participant would have accumulated as a Participant if such Participant had continued as a Participant until such Participant had attained age sixty-two (62). Except as hereinabove expressly provided to the contrary in this Section 6.4, the Plan may be amended or terminated so that no benefits or (if such amendment or termination so provides) reduced benefits shall be payable to any Participant, spouse or Beneficiary after the effective date of such amendment or termination.

ARTICLE VII
MISCELLANEOUS

Section 7.1.    Adoption by a Subsidiary Corporation. A Subsidiary Corporation may, with the approval of the Compensation Committee and the Board of Directors of such Subsidiary Corporation, elect to adopt the Plan as of the date mutually agreeable to the Compensation Committee and the Board of Directors of such Subsidiary Corporation. Any such adoption of the

Plan by a Subsidiary Corporation shall be evidenced by an appropriate instrument of adoption executed by such Subsidiary Corporation.
Section 7.2.    Authorization and Delegation to the Compensation Committee. Each Subsidiary Corporation which is or hereafter becomes a Participating Employer authorizes and empowers the Compensation Committee (i) to amend or terminate the Plan without further action by said Subsidiary Corporation as provided in Article VI and (ii) to perform such other acts and do such other things as the Compensation Committee is expressly directed, authorized or permitted to perform or do as provided herein.
Section 7.3.    Spendthrift Clause. To the extent permitted by law, no benefits payable under the Plan shall be subject to the claim of any creditor of any Participant or to any legal process by any creditor of any Participant and no Participant entitled to benefits hereunder shall have any right whatsoever to alienate, commute, anticipate or assign any benefits under the Plan.
Section 7.4.    Benefits Payable From General Assets of the Participating Employers. All benefits payable hereunder shall be paid from the general assets of the Participating Employers. No assets of the Participating Employers shall be segregated or placed in trust pursuant to the Plan in a manner which would put such asset beyond the reach of the general creditors of any of the Participating Employers, and the rights of any Participant (or Beneficiary) to receive any benefits hereunder shall be no greater than the right of any general, unsecured creditor of the Participating Employers. Nothing contained in the Plan shall create or be construed as creating a trust of any kind or any other fiduciary relationship between the Participating Employers and a Participant. In the event the Participating Employers purchase any insurance policies insuring the life of any Participant hereunder, no Participant shall have any rights whatsoever therein and the Participating Employers shall be the sole owner and beneficiary thereof and shall possess and exercise all incidents of ownership therein.
Section 7.5.    Allocation of Costs of Benefits Among the Participating Employers. The cost of benefits to be provided a Participant (or spouse or Beneficiary, if applicable) pursuant to this Plan shall be paid by the Participating Employer which employs the Participant. In the case of a Participant employed by more than one Participating Employer the cost of benefits provided pursuant to the Plan shall be allocated among the Participating Employers in proportion to the Compensation payable by each such Participating Employer during the period such Participant participates in the Plan.

Section 7.6.    Benefits Limited to the Plan. Participation in the Plan shall not give a Participant any right to be retained in the employ of any one or more of the Participating Employers nor, upon dismissal, any right or interest in the Plan except as expressly provided herein.

ARTICLE VIII
CLAIMS PROCEDURE

Section 8.1.    Claims Procedure.
(a)    General. In the event that a Claimant has a Claim under the Plan, such Claim shall be made by the Claimant's filing a notice thereof with the Plan Committee within ninety (90) days after such Claimant first has knowledge of such Claim. Each Claimant who has submitted a Claim to the Plan Committee shall be afforded a reasonable opportunity to state such Claimant's position and to present evidence and other material relevant to the Claim to the Plan Committee for its consideration in rendering its decision with respect thereto. The Plan Committee shall render its decision in writing within sixty (60) days after the Claim is referred to it, and a copy of such written decision shall be furnished to the Claimant.
(b)    Notice of Decision of Committee. Each Claimant whose Claim has been denied by the Plan Committee shall be provided written notice thereof, which notice shall set forth:
(i)    the specific reason(s) for the denial;
(ii)    specific reference to pertinent provision(s) of the Plan upon which such denial is based;
(iii)    a description of any additional material or information necessary for the Claimant to perfect such Claim and an explanation of why such material or information is necessary; and
(iv)    an explanation of the procedure hereunder for review of such Claim;
all in a manner calculated to be understood by such Claimant.
(c)    Review of Decision of Plan Committee. Each such Claimant shall be afforded a reasonable opportunity for a full and fair review of the decision of the Plan Committee denying the Claim. Such review shall be by the Compensation Committee. Such appeal shall be made within ninety (90) days after the Claimant received the written decision of the Plan Committee and shall be made by the written request of the Claimant or such Claimant's duly authorized representative of the Compensation Committee. In the event of appeal, the Claimant or such Claimant's duly authorized representative may review pertinent documents and submit issues and comments in writing to the Compensation Committee. The Compensation Committee shall review the following:
(i)    the initial proceedings of the Plan Committee with respect to such Claim;
(ii)    such issues and comments as were submitted in writing by the Claimant or the Claimant's duly authorized representative; and
(iii)    such other material and information as the Compensation Committee, in its sole discretion, deems advisable for a full and fair review of the decision of the Plan Committee.
The Compensation Committee may approve, disapprove or modify the decision of the Plan Committee, in whole or in part, or may take such other action with respect to such appeal as it deems appropriate. The decision of the Compensation Committee with respect to such appeal shall be made promptly, and in no event later than sixty (60) days after receipt of such appeal, unless special circumstances require an extension of such time within which to render such decision, in which event such decision shall be rendered as soon as possible and in no event later than one hundred twenty (120) days following receipt of such appeal. The decision of the Compensation Committee shall be in writing and in a manner calculated to be understood by the Claimant and shall include specific reasons for such decision and set forth specific references to the pertinent provisions of the Plan upon which such decision is based. The Claimant shall be furnished a copy of the written decision of the Compensation Committee. Such decision shall be final and conclusive upon all persons interested therein, except to the extent otherwise provided by applicable law.

EXHIBIT A

BANK OF AMERICA CORPORATION
Reduction in 66 2/3% Joint and Survivor Benefit
If Spouse More Than Ten Years Younger Than Employee

Age of Employee	Age Difference
	10	11	12	13	14	15	16	17	18	19	20

30	1.000	1.000	0.999	0.999	0.999	0.999
31	1.000	1.000	0.999	0.999	0.999	0.999	0.998
32	1.000	1.000	0.999	0.999	0.999	0.998	0.998	0.998
33	1.000	1.000	0.999	0.999	0.999	0.998	0.998	0.998	0.997
34	1.000	1.000	0.999	0.999	0.998	0.998	0.998	0.998	0.997	0.997
35	1.000	1.000	0.999	0.999	0.998	0.998	0.998	0.997	0.997	0.997	0.996

36	1.000	1.000	0.999	0.999	0.998	0.998	0.997	0.997	0.997	0.996	0.996
37	1.000	0.999	0.999	0.999	0.998	0.998	0.997	0.997	0.996	0.996	0.996
38	1.000	0.999	0.999	0.998	0.998	0.997	0.997	0.996	0.996	0.996	0.995
39	1.000	0.999	0.999	0.998	0.998	0.997	0.997	0.996	0.996	0.995	0.995
40	1.000	0.999	0.999	0.998	0.997	0.997	0.996	0.996	0.995	0.995	0.994

41	1.000	0.999	0.999	0.998	0.997	0.997	0.996	0.995	0.995	0.994	0.994
42	1.000	0.999	0.998	0.998	0.997	0.996	0.996	0.995	0.994	0.994	0.993
43	1.000	0.999	0.998	0.998	0.997	0.996	0.995	0.995	0.994	0.993	0.993
44	1.000	0.999	0.998	0.997	0.996	0.996	0.995	0.994	0.993	0.993	0.992
45	1.000	0.999	0.998	0.997	0.996	0.995	0.994	0.994	0.993	0.992	0.991

46	1.000	0.999	0.998	0.997	0.996	0.995	0.994	0.993	0.992	0.991	0.991
47	1.000	0.999	0.998	0.997	0.995	0.994	0.993	0.992	0.992	0.991	0.990
48	1.000	0.999	0.997	0.996	0.995	0.994	0.993	0.992	0.991	0.990	0.989
49	1.000	0.999	0.997	0.996	0.995	0.993	0.992	0.991	0.990	0.989	0.988
50	1.000	0.998	0.997	0.996	0.994	0.993	0.992	0.990	0.989	0.988	0.987

51	1.000	0.998	0.997	0.995	0.994	0.992	0.991	0.989	0.988	0.987	0.986
52	1.000	0.998	0.996	0.995	0.993	0.992	0.990	0.989	0.987	0.986	0.985
53	1.000	0.998	0.996	0.994	0.992	0.991	0.989	0.988	0.986	0.985	0.983
54	1.000	0.998	0.996	0.994	0.992	0.990	0.988	0.987	0.985	0.983	0.982
55	1.000	0.998	0.995	0.993	0.991	0.989	0.987	0.985	0.984	0.982	0.980

56	1.000	0.997	0.995	0.993	0.990	0.988	0.986	0.984	0.982	0.980	0.979
57	1.000	0.997	0.995	0.992	0.990	0.987	0.985	0.983	0.981	0.979	0.977
58	1.000	0.997	0.994	0.991	0.989	0.986	0.984	0.981	0.979	0.977	0.975
59	1.000	0.997	0.994	0.991	0.988	0.985	0.982	0.980	0.977	0.975	0.973
60	1.000	0.997	0.993	0.990	0.987	0.984	0.981	0.978	0.976	0.973	0.971

61	1.000	0.996	0.993	0.989	0.986	0.983	0.980	0.977	0.974	0.971	0.968
62	1.000	0.996	0.992	0.988	0.985	0.981	0.978	0.975	0.972	0.969	0.966
63	1.000	0.996	0.991	0.987	0.983	0.980	0.976	0.973	0.969	0.966	0.963
64	1.000	0.995	0.991	0.986	0.982	0.978	0.974	0.970	0.967	0.963	0.960
65	1.000	0.995	0.990	0.985	0.981	0.976	0.972	0.968	0.964	0.961	0.957

66	1.000	0.994	0.989	0.984	0.979	0.974	0.970	0.966	0.961	0.957	0.954
67	1.000	0.994	0.988	0.983	0.977	0.972	0.967	0.963	0.958	0.954	0.950
68	1.000	0.994	0.987	0.981	0.976	0.970	0.965	0.960	0.955	0.950	0.945
69	1.000	0.993	0.986	0.980	0.974	0.968	0.962	0.957	0.952	0.947	0.942
70	1.000	0.993	0.985	0.978	0.972	0.965	0.959	0.953	0.948	0.942	0.937

71	1.000	0.992	0.984	0.977	0.970	0.963	0.956	0.950	0.944	0.938	0.933
72	1.000	0.991	0.983	0.975	0.967	0.960	0.953	0.946	0.940	0.933	0.928
73	1.000	0.991	0.982	0.973	0.965	0.957	0.949	0.942	0.935	0.929	0.922
74	1.000	0.990	0.981	0.971	0.962	0.954	0.946	0.938	0.930	0.923	0.917
75	1.000	0.989	0.979	0.969	0.960	0.951	0.942	0.934	0.926	0.918	0.911

BANK OF AMERICA CORPORATION
Reduction in 66 2/3% Joint and Survivor Benefit
If Spouse More Than Ten Years Younger Than Employee

Age of Employee	Age Difference
	21	22	23	24	25	26	27	28	29	30 or more

30
31
32
33
34
35

36	0.996
37	0.995	0.995
38	0.995	0.995	0.994
39	0.994	0.994	0.994	0.993
40	0.994	0.994	0.993	0.993	0.993

41	0.993	0.993	0.993	0.992	0.992	0.991
42	0.993	0.992	0.992	0.992	0.991	0.991	0.990
43	0.992	0.992	0.991	0.991	0.990	0.990	0.990	0.989
44	0.992	0.991	0.990	0.990	0.989	0.989	0.989	0.988	0.988
45	0.991	0.990	0.990	0.989	0.989	0.988	0.988	0.987	0.987	0.986

46	0.990	0.989	0.989	0.988	0.988	0.987	0.986	0.986	0.986	0.985
47	0.989	0.988	0.988	0.987	0.986	0.986	0.985	0.985	0.984	0.984
48	0.988	0.987	0.987	0.986	0.985	0.985	0.984	0.983	0.983	0.982
49	0.987	0.986	0.985	0.985	0.984	0.983	0.983	0.982	0.981	0.981
50	0.986	0.985	0.984	0.983	0.983	0.982	0.981	0.980	0.980	0.979

51	0.985	0.984	0.983	0.982	0.981	0.980	0.979	0.979	0.978	0.977
52	0.984	0.982	0.981	0.980	0.979	0.979	0.978	0.977	0.976	0.975
53	0.982	0.981	0.980	0.979	0.978	0.977	0.976	0.975	0.974	0.973
54	0.981	0.979	0.978	0.977	0.976	0.975	0.974	0.973	0.972	0.971
55	0.979	0.977	0.976	0.975	0.974	0.972	0.971	0.970	0.969	0.969

56	0.977	0.976	0.974	0.973	0.971	0.970	0.969	0.968	0.967	0.966
57	0.975	0.973	0.972	0.970	0.969	0.968	0.966	0.965	0.964	0.963
58	0.973	0.971	0.970	0.968	0.966	0.965	0.964	0.962	0.961	0.960
59	0.971	0.969	0.967	0.965	0.964	0.962	0.960	0.959	0.958	0.956
60	0.968	0.966	0.964	0.962	0.961	0.959	0.957	0.956	0.954	0.953

61	0.966	0.964	0.961	0.959	0.957	0.955	0.954	0.952	0.950	0.949
62	0.963	0.961	0.958	0.956	0.954	0.952	0.950	0.948	0.946	0.945
63	0.960	0.957	0.955	0.952	0.950	0.948	0.946	0.944	0.942	0.940
64	0.957	0.954	0.951	0.949	0.946	0.944	0.942	0.939	0.937	0.936
65	0.954	0.950	0.947	0.945	0.942	0.939	0.937	0.935	0.932	0.930

66	0.950	0.947	0.943	0.940	0.937	0.935	0.932	0.929	0.927	0.925
67	0.946	0.942	0.939	0.936	0.932	0.929	0.927	0.924	0.921	0.919
68	0.942	0.938	0.934	0.931	0.927	0.924	0.921	0.918	0.915	0.913
69	0.937	0.933	0.929	0.925	0.922	0.918	0.915	0.912	0.909	0.906
70	0.933	0.928	0.924	0.920	0.916	0.912	0.908	0.905	0.902	0.899

71	0.927	0.923	0.918	0.913	0.909	0.905	0.902	0.898	0.895	0.891
72	0.922	0.917	0.912	0.907	0.903	0.898	0.894	0.891	0.887	0.884
73	0.916	0.911	0.905	0.900	0.896	0.891	0.887	0.883	0.879	0.875
74	0.910	0.904	0.899	0.893	0.888	0.883	0.879	0.874	0.870	0.866
75	0.904	0.898	0.891	0.886	0.880	0.875	0.870	0.866	0.861	0.857

2

EXHIBIT B

Determination of Actuarial Equivalent
Single Sum Value (“AESSV”)

In accordance with the provisions of Section 2.1(b)(47) and, Section 4.10, the following procedures shall be used to determine the AESSV of the benefit rights of each subject Participant, Beneficiary, spouse or Eligible Spouse under the Plan.

I.    Individuals Not in Payment Status
A.    Participants under Age 55
The AESSV shall be determined as follows:

1.
Determine the Participant's Target Benefit as of the date of the Change of Control or other determination date (hereinafter collectively referred to as the “Determination Date”) based on such Participant's Creditable Service as of the Determination Date;

2.
Determine the Participant's Assumed Retirement Benefit as of the Determination Date on the basis of the Participant's Accrued Benefit payable at age 55 under the Retirement Plan and the ERISA Supplemental Plan;

3.
Determine the Participant's projected Early Retirement Benefit at age 55 using the Target Benefit and the Assumed Retirement Benefit obtained in A.(1) and (2) above determined without regard to the age and service requirements to Early Retirement under the Plan;

4.
Determine the projected AESSV at age 55 of the Early Retirement Benefit obtained in A.(3) above in accordance with the provisions of Section 4.3, and in the case of a Participant who is married on the Determination Date, using the age of the Participant's spouse on the date that the Participant would have attained age 55; and

5.
Determine the AESSV by discounting the projected AESSV obtained in A.(4) above at the “GATT Rate” (as hereinafter defined) compounded annually from the date the Participant would have attained age 55 to the Determination Date. For purposes of this Exhibit B, the “GATT Rate” means the “applicable interest rate” as defined in Section 417(e)(3) of the Code, as amended by the Retirement Protection Act of 1994. The “lookback month” (within the meaning of Treasury Regulation § 1.417(e)-IT(d)(4)(iii)) for the determination of the applicable interest rate for benefit payments commencing during a calendar year shall be the immediately preceding September. The “stability period” (within the meaning of Treasury Regulation § 1.417(e)-IT(d)(4)(ii)) during which the applicable interest rate remains constant shall be the calendar year immediately succeeding the lookback month.

6.	With respect to a Disabled Participant, assume for purposes of the above determination that such Participant returned to active service on the Determination Date.
B.    Participants Age 55 or Over
The AESSV shall be determined as follows:

1.	Determine the Participant's Target Benefit as of the Determination Date based on such Participant's Creditable Service as of the Determination Date;

2.
Determine the Participant's Early Retirement Benefit payable as of the Determination Date using the Target Benefit obtained in B.(1) above determined without regard to the service requirement applicable to Early Retirement under the Plan; and

3.	Determine the AESSV at the Determination Date of the Early Retirement Benefit obtained in B.(2) above in accordance with the provisions of Section 4.3.

4.	With respect to a Disabled Participant, assume for purposes of the above determination that such Participant returned to active service on the Determination Date.
II.        Individuals in Payment Status
Determine the AESSV in accordance with the amount and terms of payment of current and prospective benefits to the subject Participant, Beneficiary, spouse, or Eligible Spouse.
III.        Other Assumptions
All AESSVs shall be determined on the basis of the GATT Rate (as defined in I.A.(5) above) compounded annually. To the extent that benefits are payable over the lifetime(s) of one or more individuals, the AESSV shall also be based on the “applicable mortality table,” as defined in Section 417(e)(3) of the Code, as amended by the Retirement Protection Act of 1994.

2

THIRTEENTH AMENDMENT TO THE
BANK OF AMERICA CORPORATION AND DESIGNATED SUBSIDIARIES
SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN
FOR SENIOR MANAGEMENT EMPLOYEES

WHEREAS, Bank of America Corporation (“Bank of America”) and certain of its subsidiary corporations (collectively with Bank of America, the “Participating Employers”) maintain the Bank of America Corporation and Designated Subsidiaries Supplemental Executive Retirement Plan for Senior Management Employees (the “Plan”); and
WHEREAS, Bank of America desires to amend the Plan to provide for the cessation of additional benefit accruals under the Plan with respect to compensation and service for periods beginning after December 31, 2002; and
WHEREAS, the Compensation Committee of the Board of Directors of Bank of America has authorized and approved said amendments to the Plan in accordance with the provisions of Article VI of the Plan;
NOW, THEREFORE, Bank of America does hereby declare that the Plan is hereby amended effective as of the date hereof by the addition of Exhibit C to the Plan in the form attached to this instrument.
IN WITNESS WHEREOF, Bank of America has caused this instrument to be executed by its duly authorized officer on the 10th day of December, 2002.

BANK OF AMERICA CORPORATION

By: /s/ STEELE ALPHIN
Name: Steele Alphin
Title: Corporate Personnel Director

EXHIBIT C

BANK OF AMERICA CORPORATION AND DESIGNATED SUBSIDIARIES
SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN
FOR SENIOR MANAGEMENT EMPLOYEES

Cessation of Benefit Accruals

1.    Background; Provisions Controlling. The Participating Employers have determined to cease additional benefit accruals under the Plan with respect to Compensation and Creditable Service for periods beginning after December 31, 2002. The purpose of this Exhibit is to set forth the terms and conditions of such cessation of benefit accruals, including without limitation setting forth (i) the methodology for determining the amount of benefits accrued under the Plan as of December 31, 2002 for the Affected Participants (the “Frozen Plan Benefits”) and (ii) the terms and provisions for the payment of such Frozen Plan Benefits following a subsequent separation from Service with the Participating Employers. The provisions of this Exhibit shall control notwithstanding any provision of the Plan to the contrary.

2.    Affected Participants. The Participants subject to the provisions of this Exhibit (the “Affected Participants”) are all Participants in the Plan who are in Service with the Participating Employers as of December 31, 2002. All other Participants (including, without limitation, those in pay status under the Plan as of December 31, 2002) shall have their Plan benefits determined and paid in accordance with the provisions of the Plan without regard to this Exhibit.

3.    Amount of Frozen Plan Benefits as of December 31, 2002.

(a)    General. An Affected Participant's Frozen Plan Benefit as of December 31, 2002 shall be expressed as a monthly retirement benefit in the form of a Joint and Sixty-Six and Two-Thirds Percent (66-2/3%) Annuity commencing as of the first day of the month after the later of age sixty (60) or the Participant's attained age as of December 31, 2002 (the Affected Participant's “Normal Retirement Date” for purposes of this Exhibit) in an amount equal to (i) the amount of the Affected Participant's Frozen Target Retirement Benefit determined in accordance with Section 3(b) of this Exhibit minus (ii) the amount of the Affected Participant's Frozen Assumed Retirement Benefit determined in accordance with Section 3(c) of this Exhibit.

(b)    Frozen Target Retirement Benefit. An Affected Participant's “Frozen Target Retirement Benefit” means the Affected Participant's Target Retirement Benefit determined as of December 31, 2002 based on the Affected Participant's Compensation and Creditable Service earned through December 31, 2002; provided, however, that for purposes of determining an Affected Participant's Compensation earned through December 31, 2002, the amount taken into account as the Affected Participant's Bonus earned for 2002 shall be the Affected Participant's target Bonus for 2002 without regard to the actual amount of Bonus awarded for 2002. In that regard, the amount of the target Bonus for 2002 shall be determined prior to any application of the schedule under the Corporation's Equity Incentive Program (pursuant to which a percentage of the Bonus actually awarded is provided in the form a grant of restricted stock shares or units under the Corporation's management stock plan).

(c)    Frozen Assumed Retirement Benefit. An Affected Participant's “Frozen Assumed Retirement Benefit” means the Affected Participant's Assumed Retirement Benefit determined as of December 31, 2002, subject to the following:

(i)
All retirement benefits considered as part of the Assumed Retirement Benefit under the Plan, other than Social Security Benefits, shall be expressed as an actuarially equivalent Joint and Sixty-Six and Two-Thirds Percent (66-2/3%) Annuity commencing at the Affected Participant's Normal Retirement Date.

(ii)
The amount of all retirement benefits considered as part of the Assumed Retirement Benefit under the Plan (including without limitation any Assumed Retirement Benefit related to the Boatmen's SERP for any Affected Participant's with benefits accrued under that plan) shall be determined without regard to any compensation or service for periods beginning after December 31, 2002; provided, however, that for purposes of determining the amount of an Affected Participant's “Pension Account” under the Retirement Plan and “Restoration Account” under the ERISA Supplemental Plan as of December 31, 2002, the balances in those accounts shall be determined as of November 22, 2002 and shall be increased for (A) compensation credits to be received under those plans during the period from November 23, 2002 through December 31, 2002 plus (B) interest at the rate specified in Section 6 of this Exhibit for the period from November 23, 2002 through December 31, 2002.

(iii)
The determination of an Affected Participant's Social Security Benefits as of December 31, 2002 shall be determined pursuant to a methodology consistent with past administrative practices under the Plan for determining the amount of Social Security Benefits.

4.    Payment of Frozen Plan Benefits.

(a)    Normal Form of Payment. Payment of an Affected Participant's Frozen Plan Benefit shall be in the form of a Joint and Sixty-Six and Two-Thirds Percent (66-2/3%) Annuity if the Affected Participant is married on the date of separation from Service, or an actuarially equivalent Ten-Year Certain and Life Annuity if the Affected Participant is not married on the date of separation from Service.

(b)    Commencement. Subject to the provisions of Section 4(c) of this Exhibit, payment of an Affected Participant's Frozen Plan Benefit shall commence in the applicable normal form of annuity as of the first day of the month following the date of the Affected Participant's separation from Service, subject to the following adjustments for early or late commencement:

Adjustments for Early Commencement. If an Affected Participant's Frozen Plan Benefit is to commence before the Affected Participant's Normal Retirement Date, then the

2

amount of the Frozen Plan Benefit shall be actuarially reduced to reflect the early commencement of such benefits.

Adjustments for Late Commencement. If an Affected Participant's Frozen Plan Benefit is to commence after the Affected Participant's Normal Retirement Date, then the amount of the Frozen Plan Benefit shall be actuarially increased to reflect the delayed commencement of such benefits.

(c)    Optional Forms of Payment. An Affected Participant may elect in accordance with the provisions of this subparagraph (c) one of the following optional forms of payment for the Affected Participant's Frozen Plan Benefit:

(i)	a single lump sum payment;

(ii)	five (5) annual installments; or

(iii)	ten (10) annual installments.

The amount of a single lump sum payment shall be determined as follows depending on whether separation from Service occurs before or after the Affected Participant's Normal Retirement Date:

Separation Before Normal Retirement Date. If the Affected Participant separates from Service before the Affected Participant's Normal Retirement Date, the amount of the lump sum payment shall be equal to the actuarially equivalent present value of the Affected Participant's Frozen Plan Benefit determined as of the date of separation from Service assuming the Affected Participant's Frozen Plan Benefit is payable in the form of a deferred annuity commencing at the Participant's Normal Retirement Date.

Separation On or After Normal Retirement Date. If the Affected Participant separates from Service on or after the Affected Participant's Normal Retirement Date, the amount of the lump sum payment shall be equal to the actuarially equivalent present value of the Affected Participant's Frozen Plan Benefit determined as of the date of separation from Service assuming the Affected Participant's Frozen Plan Benefit is payable in the form of an immediate annuity.

The amount of installment payments shall be based on the lump sum amount of the Frozen Plan Benefit as set forth above amortized as equal annual payments over the applicable payment period using for such purpose the interest rate specified in Section 6 of this Exhibit.

The single cash payment or initial installment payment, as applicable, shall be made as soon as administratively practicable after the Affected Participant's date of separation from Service, and each subsequent installment payment (if applicable) shall be made on or around the anniversary of the first payment date.

3

An election for an optional form of payment under this subparagraph shall become effective on the date that is twelve (12) months (or such lesser period as the Corporation's Personnel Group may determine in its discretion consistent with the Corporation's intent that benefits be subject to taxation as and when actually received by the Affected Participant) after the date that the election is made if the Affected Participant remains in Service throughout that period. Any such election shall be made on such form, at such time and pursuant to such procedures as determined by the Personnel Group in its sole discretion from time to time. An Affected Participant may not have more than two (2) payment elections pending under this subparagraph at any one time. If no such election is effective as of the date of the Affected Participant's separation from Service, payment shall be in the normal form of annuity described above.

5.    Death Benefits.

(a)    Death After Commencement of Benefits. If an Affected Participant dies after having commenced payment of the Affected Participant's Frozen Plan Benefit, then payment of any benefits after such death shall be determined in accordance with the method of payment in effect. In that regard, if the Affected Participant was receiving installment payments under Section 4(c) of this Exhibit immediately prior to death, the remaining unpaid installments shall continue to be paid to the Affected Participant's Beneficiary, unless the Corporation determines to pay the actuarially equivalent present value of the remaining unpaid installments in a single lump sum payment.

(b)    Death Before Commencement of Benefits. If an Affected Participant dies before having commenced payment of the Affected Participant's Frozen Plan Benefit, then the actuarially equivalent present value of the Affected Participant's Frozen Plan Benefit determined as of the date of death shall be payable to the Affected Participant's Beneficiary in a single lump sum payment as soon as administratively practicable after death. However, the Affected Participant may elect in accordance with such procedures as the Personnel Group may establish from time to time to have such death benefits payable to the Affected Participant's Beneficiary in five (5) or ten (10) annual installments (with the amount of each installment determined in accordance with the provisions of Section 4 above) or in an actuarially equivalent single life annuity on the life of the Beneficiary.

6.    Actuarial Equivalency. For purposes of this Exhibit, all determinations of actuarial equivalency shall based on the following mortality and interest assumptions:

Mortality: 1983 GAM Unisex Mortality Table
Interest: 5.48% per annum, compounded annually

For purposes of determining (i) the actuarial adjustment for early or late commencement of an Affected Participant's Frozen Plan Benefit as set forth in Section 4(b) of this Exhibit and (ii) the actuarially equivalent present value of an Affected Participant's Frozen Plan Benefit under Section 4(c) or Section 5 of this Exhibit, if the Affected Participant has not attained age fifty (50) as of December 31, 2002, the Affected Participant shall be deemed to have attained age fifty (50) as of the Affected Participant's birthday occurring during 2002.

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